SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2006

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 7, 2006, the Company’s Board of Directors elected Mr. James V. Mazzo to the Board, effective as of February 14, 2007. Mr. Mazzo was appointed to the Board’s Nominating and Corporate Governance Committee and will stand for election in 2008. There are no arrangements or understandings between Mr. Mazzo and any other persons pursuant to which Mr. Mazzo was selected as a director and there are no transactions in which Mr. Mazzo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Mazzo has been the President and Chief Executive Officer of Advanced Medical Optics since 2002. Advanced Medical Optics is a global medical device company focused on developing a broad suite of innovative technologies and devices to address a wide range of eye disorders. Previously, Mr. Mazzo served in various positions at Allergan, Inc., most recently as Allergan’s Corporate Vice President and President, Surgical and CLCP Businesses. From April 1998 to January 2002, Mr. Mazzo was Allergan’s Corporate Vice President and President, Europe/Africa/Middle East Region. From January 2001 to January 2002, Mr. Mazzo also assumed the duties of President of Allergan’s Global Surgical Business, and from May 1998 to January 2001, he was the President of Global Lens Care Products for Allergan. From June 1997 to May 1998, he was Senior Vice President, U.S. Eyecare/Rx Sales and Marketing, and prior to that he served 11 years in a variety of positions at Allergan, including Director, Marketing (Canada), Vice President and Managing Director (Italy) and Senior Vice President, Northern Europe. Mr. Mazzo also sits on the Board of AdvaMed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2006

BECKMAN COULTER, INC.

By:	/s/ Jack E. Sorokin
Name:	Jack E. Sorokin
Title:	Deputy General Counsel